As filed with the Securities and Exchange Commission on November 6, 1997

                                                  Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-3
                         REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                            TIME WARNER INC.
          (Exact name of registrant as specified in its charter)

       DELAWARE                                       13-3527249
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                      Identification
                                                      Number)
                            75 Rockefeller Plaza
                         New York, New York 10019
                             (212) 484-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Peter R. Haje, Esq.
               Executive Vice President and General Counsel
                             Time Warner Inc.
                           75 Rockefeller Plaza
                         New York, New York 10019
                 (Name and Address of agent for service)
                              (212) 484-8000
      (Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /_________

________________________________________________________________________
                     CALCULATION OF REGISTRATION FEE
________________________________________________________________________


Title of        Amount to be    Proposed   Proposed      Amount of
Securities      Registered(1)   Maximum    Maximum       Registration
to be                           Offering   Aggregate     Fee
Registered                      Price Per  Offering
                                Share(2)   Price (2)

Common           117,824        $35.79     $4,216,921    $1,277.85
Stock,           Shares
par value
$.01 per share(1)


(1) This Registration Statement also pertains to (a) an indeterminate number of additional shares of Common Stock pursuant to anti-dilution and adjustment provisions of the Time Warner 1989 Lorimar Non-Employee Replacement Stock Option Plan described herein (the "Plan") and (b) Rights to Purchase Series A Participating Cumulative Preferred Stock ("Rights") of the Registrant. Upon the occurrence of certain prescribed events, one Right will be issued for each share of Common Stock. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.

(2) Calculated pursuant to 457(h)(1), based on the price at which the options awarded under the Plan may be exercised.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         INTRODUCTORY STATEMENT

     Time Warner Inc. (the "Registrant") is filing this Registration Statement on Form S-3 relating to its Common Stock, par value $.01 per share, and associated Rights to Purchase Series A Participating Cumulative Preferred Stock, par value $.10 per share (collectively, the "Common Stock"), issuable upon the exercise of options ("Options") granted under the Time Warner 1989 Lorimar Non-Employee Replacement Stock Option Plan (the "Plan").

     On October 10, 1996, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of September 22, 1995, as amended, between Time Warner Companies, Inc. (formerly named Time Warner Inc.) ("Old Time Warner"), the Registrant (formerly a wholly owned subsidiary of Old Time Warner), Time Warner Acquisition Corp., formerly a Delaware corporation and a wholly owned subsidiary of the Registrant ("Delaware Sub"), TW Acquisition Corp., formerly a Georgia corporation and a wholly owned subsidiary of the Registrant ("Georgia Sub"), and Turner Broadcasting System, Inc. ("TBS"), among other things:
(a) Delaware Sub was merged into Old Time Warner, (b) each outstanding share of Common Stock, par value $1.00 per share, of Old Time Warner ("Old Time Warner Common Stock"), other than shares held directly or indirectly by Old Time Warner was converted into one share of Common Stock of the Registrant, (c) Georgia Sub was merged into TBS (collectively, with (a), the "Mergers"), (d) the outstanding capital stock of TBS, other than shares held directly or indirectly by Old Time Warner or the Registrant or in the treasury of TBS and shares with respect to which dissenters' rights were properly exercised, were converted into the right to receive the Registrant's Common Stock, (e) each of Old Time Warner and TBS became a wholly owned subsidiary of the Registrant and (f) the Registrant was renamed "Time Warner Inc."

     Prior to the Mergers, Options were exercisable to purchase Old Time Warner Common Stock that was registered by Old Time Warner under a Registration Statement on Form S-3, Registration No. 33-29031.

     As a result of the Mergers, each Option to purchase Old Time Warner Common Stock outstanding immediately prior to the effective time of the Mergers became an Option to acquire (on the same terms and conditions as were applicable under such Option to purchase Old Time Warner Common Stock) an equal amount of Common Stock of the Registrant. This Registration Statement relates only to the Common Stock of the Registrant issuable pursuant to the terms of the Plan.

Prospectus
________________________________________________________________________

                               TIME WARNER

         1989 Lorimar Non-Employee Replacement Stock Option Plan

     On October 10, 1996, the combination of Time Warner Inc. and Turner Broadcasting System, Inc. ("TBS") became effective. In connection with this combination, among other things, Time Warner Inc. changed its name to Time Warner Companies, Inc. ("Old Time Warner") and became a wholly owned subsidiary of a new holding company named Time Warner Inc. (the "Company") and each outstanding share of common stock, par value $1.00 per share ("Old Time Warner Common Stock"), of Old Time Warner, other than shares held directly or indirectly by Old Time Warner, was converted into one share of common stock, par value $.01 per share, of the Company together with associated Rights to Purchase Series A Participating Cumulative Preferred Stock, par value $.10 per share, of the Company (collectively referred to herein as the "Common Stock"). In addition, as a result of this combination, each option to purchase Old Time Warner Common Stock awarded under the Time Warner 1989 Lorimar Non-Employee Replacement Stock Option Plan (the "Lorimar Replacement Plan" or the "Plan"), and the agreements evidencing awards thereunder, outstanding immediately prior to the effective time of the combination became an option to acquire (on the same terms and conditions as were applicable under such option) an equal amount of Common Stock at the same exercise price. The Company is required to deliver this Prospectus to holders of options under the Plan because the Common Stock will be issued upon exercise of an option instead of Old Time Warner Common Stock.

     This Prospectus relates to 117,824 shares of Common Stock issuable upon the exercise of stock options which have been granted to certain persons who are not employees of the Company and its subsidiaries (and are not officers or directors of the Company) pursuant to the Lorimar Replacement Plan.

     This Prospectus is intended to furnish participants in the Lorimar Replacement Plan with information regarding the Plan. This Prospectus may be supplemented from time to time and consequently should be retained for future reference.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is November ____, 1997.

     This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which this Prospectus relates in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

      No person has been authorized to give any information or to make any representations other than those set forth in this Prospectus in connection with the offer of securities made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither delivery of this Prospectus nor the issuance or exercise of the stock options described herein shall, under any circumstances, create any implication that there have been no changes in the Company's affairs since the date hereof.

                          AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, DC 20549 and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates, or through the World Wide Web (http://www.sec.gov).
In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005, on which the Common Stock is listed.

     A copy of the Company's Annual Report to Stockholders for its last fiscal year accompanies this Prospectus or has previously been furnished to participants receiving a copy of this Prospectus. The Company will provide without charge to each participant receiving a copy of this Prospectus, upon the written or oral request of such participant, a copy of such Annual Report and any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Company at 75 Rockefeller Plaza, New York, NY 10019. Attention: Shareholder Relations Department, telephone: (212) 484-6971. The Company will send to each person who receives a copy of this Prospectus copies of all future reports, proxy statements and other communications distributed to its stockholders generally.

     The summary of the Lorimar Replacement Plan contained in this Prospectus does not purport to be complete. Reference is made to the Lorimar Replacement Plan itself, which was previously provided to participants, for a full and complete statement of the terms and provisions thereof. In addition, each participant in the Lorimar Replacement Plan should refer to his or her agreement relating to any awards thereunder for information concerning specific terms and conditions.

     Additional updating and other information with respect to the Common Stock offered hereby and the Lorimar Replacement Plan may be provided in the future to participants in the Lorimar Replacement Plan by means of one or more supplements or appendices to this Prospectus.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. In accordance with the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference as to the contents of any contract or other document, including the Lorimar Replacement Plan, referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or to such other document, including the Lorimar Replacement Plan, each such statement being qualified in all respects by such reference.

     The Company currently maintains its principal executive offices at 75 Rockefeller Plaza, New York, NY 10019, (212) 484-8000.

                       THE LORIMAR REPLACEMENT PLAN

General

     The Lorimar Replacement Plan provides for the granting of nonqualified options to purchase shares of Common Stock ("Options") to certain persons who are not employees of the Company and its subsidiaries (and are not officers or directors of the Company) (collectively "non-employees"). In particular, only those non-employees who held stock options or other contractual stock option rights which were previously granted to such non-employees (the "Replaced Options") under any stock option plan or contractual stock option right assumed by Warner Communications Inc. ("WCI") in connection with its acquisition of Lorimar Telepictures Corporation have received options under the Lorimar Replacement Plan in place of such Replaced Options that were cancelled in the merger of Old Time Warner and WCI. The Lorimar Replacement Plan was approved by the Board of Directors of Old Time Warner on September 21, 1989. The Plan was assumed by the Company on October 10, 1996, the effective time of the combination of Old Time Warner and TBS.

Stock Subject to the Plan

     This Prospectus relates to Options with respect to 117,824 shares of Common Stock outstanding under the Lorimar Replacement Plan all of which have an exercise price of $35.79 (subject to certain adjustments described below). Shares of Common Stock issued upon the exercise of Options may be either authorized and unissued shares of Common Stock or issued shares of Common Stock reacquired by the Company, or both, as the

Company may determine from time to time. If, and to the extent that, any Option should expire, terminate or be cancelled for any reason without having been exercised, the Common Stock underlying such Option will not become available for future Option grants under the Lorimar Replacement Plan. Cash payments received by the Company upon the exercise of Options will be used for general corporate purposes.

Administration and Eligibility

     The Company's Board of Directors (the "Company's Board") has initially delegated authority to administer the Lorimar Replacement Plan to the Compensation Committee of the Company's Board (the "Committee"). The Committee's powers as described herein may be exercised by the Company's Board or such other committee as the Company's Board or the Committee shall determine. Members of the Committee and other directors and officers of the Company are not eligible to receive Options. The current members of the Committee are Messrs. Stephen F. Bollenbach, Reuben Mark (Chairman), Raymond S. Troubh and Francis Vincent and Ambassador Carla Hills. Its address is c/o the Company at 75 Rockefeller Plaza, New York, NY 10019. Information concerning changes, if any, in the membership of the Committee will be provided in the Company's proxy statements.

     Except as expressly provided by the Lorimar Replacement Plan, the Committee has the plenary authority, in its discretion, to grant Options under the Plan and to determine the terms and conditions (which need not be identical) of such Options, including without limitation, (a) the non-employees to whom, and the time or times at which, Options will be granted, (b) the number of Options to be granted to each such non-employee and (c) the form, terms and provisions of any Option agreement. The Committee is also empowered to interpret the provisions of the Lorimar Replacement Plan and to prescribe, amend and rescind the rules and regulations for the general administration of the Plan. The determinations of the Committee are final and binding.

     Other than the overall plan limit, there is no maximum number of Options which may be granted to any one non-employee. Fewer than 20 non-employees currently have Options outstanding under the Lorimar Replacement Plan. The Company does not expect that any additional Options will be granted.

Determination of Purchase Price

     Pursuant to the terms of the Lorimar Replacement Plan, the purchase price per share of Common Stock subject to each Option could not be less than 50% of the fair market value of a share of Common Stock on the date of grant (provided, however, that with respect to the outstanding Options, the purchase price per share of Old Time Warner Common Stock subject thereto was calculated to be an amount equal to the greater of $150 and the average of the closing sales prices of a share of Old Time Warner Common Stock over the ten consecutive trading day period commencing immediately following the effective time of the merger of Old Time Warner and WCI, subject to adjustment.

Term, Vesting and Exercise

     The duration of each Option will be for such period as set forth in the related Option agreement, and may be exercised in whole or in part at any time or only after a period of time or in installments, as set forth in the related option agreement, and, except as set forth below, will expire upon termination of the non-employee's provision of services to the Company or any of its subsidiaries.

     The Options outstanding under the Lorimar Replacement Plan are generally exercisable (cumulatively to the extent not previously exercised) at the rate of one-third of the aggregate number of shares of Common Stock covered thereby during each successive one-year period following January 10, 1990 and expire ten years after such date.

     To exercise an Option, a holder must deliver written notice to the Company upon such terms and conditions as provided in the related Option agreement. Such notice is generally required to state the number of shares of Common Stock with respect to which the Option is being exercised and to be accompanied by payment of the full purchase price. No holder or other person exercising an Option will have any rights of a stockholder of the Company with respect to shares of Common Stock as to which an Option is exercisable until the purchase price of such shares has been paid in full. Payment may be made in cash or, unless otherwise provided in the related Option agreement, in whole shares of Common Stock already owned by the person exercising the Option or partly in cash and partly in Common Stock pursuant to procedures approved by the Committee. No adjustments will be made for cash dividends or other rights for which the record date is prior to the date of exercise and full payment.

     Except as otherwise provided herein, an Option may be exercised only while the non-employee is providing services to the Company or its subsidiaries and after termination of the non-employee's provision of services only to the extent provided in the related Option agreement.
To the extent exercisable, the Options outstanding under the Lorimar Replacement Plan may be exercised (a) while the non-employee is providing services to the Company or one of its subsidiaries, (b) by the holder or his or her estate, as the case may be, for up to one year after the death or total disability of the non-employee (i) while providing services to the Company or one of its subsidiaries or (ii) during the three-month period following a termination of the provision of services for other than cause, and (c) by the holder for three months after the termination of the non-employee's provision of services for any reason except termination as the result of a breach by the non-employee of an agreement between the non-employee and the Company or for cause as defined under the terms of the Lorimar Replacement Plan (but in each case not later than the scheduled expiration date of such Options). Such Options terminate immediately if the non-employee's provision of services is terminated for cause or as the result of a breach by the non-employee of an agreement between the non-employee and the Company.

     Notwithstanding any other provision of the Lorimar Replacement Plan, the related Option agreement may provide that such Option shall become and/or remain exercisable, at rates and at times at variance with the rules otherwise set forth in the Plan, provided that any such provision shall be effective only if reflected in the terms of an agreement between the non-employee and the Company approved or ratified by the Company's Board or the Committee.

Nontransferability

     Unless otherwise provided in the Option agreement, Options are not transferable except by will or the laws of descent and distribution and an Option may be exercised during the lifetime of the holder thereof only by the holder (or his or her court-appointed legal representative). The Option agreement may provide that Options are transferable by gift to such persons or entities and upon such terms and conditions as specified therein.

Acceleration of Options

     Under the terms of the Lorimar Replacement Plan, Options become immediately exercisable in full in respect of the aggregate number of shares of Common Stock covered thereby if the non-employee's provision of services to the Company or any of its subsidiaries terminates by reason of death or total disability. In addition, subsequent to the date of grant, the Committee may accelerate the time or times at which an Option may be exercised.

     The Lorimar Replacement Plan provides that, unless the related Option agreement states otherwise, an Option will become exercisable in full upon the occurrence of any of the following "change-of-control" transactions: (i) the Company's Board (or stockholders, if required) approves a consolidation or merger of the Company, other than the combination with TBS, in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company; (ii) a purchase of Common Stock pursuant to a tender or exchange offer for Common Stock (or securities convertible into Common Stock) without the prior consent of the Company's Board; (iii) any person or other entity (other than the Company or any employee benefit plan sponsored by the Company or any of its subsidiaries) becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's outstanding securities; or (iv) during any two-year period, individuals who at the beginning of such period constitute the Company's entire Board cease to constitute a majority of the Company's Board, unless the election, or the nomination for election, of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     The foregoing acceleration provisions are subject to a limitation contained in existing Option agreements relating to the "golden parachute" limitations of Section 280G and 4999 of the Internal Revenue

Code of 1986, as amended (the "Code"). This limitation provides that if the Payments (as defined below) due to a holder as a result of the acceleration of the exercisability of an Option, together with all other Payments to be received from the Company and its subsidiaries, or any portion thereof, would be subject to the excise tax imposed by Section 4999 of the Code, then if the net amount to be retained by the holder after all taxes on the total of such Payments are paid would be greater than the net amount that would be retained by the holder after all taxes are paid if the total of such Payments were limited to an amount which would result in no portion of such Payments being subject to such excise tax, then the holder shall be entitled to receive the total of such Payments. If, however, the net amount retained by the holder after all taxes are paid would be greater if the total of such Payments were limited to the largest amount that would result in no portion of such Payments being subject to such excise tax, then the total Payments to which the holder is entitled shall be reduced to such largest amount.
As used herein, the term "Payment" means any payment subject to Section 280G of the Code.

Additional Provisions

     The Lorimar Replacement Plan permits withholding taxes payable by a holder upon exercise of an Option to be paid with shares of Common Stock in lieu of cash, unless the Company's Board provides otherwise. The Company's obligation to deliver shares of Common Stock in respect of an Option is subject to applicable federal, state and local tax withholding requirements.

     The Lorimar Replacement Plan is not qualified under Section 401(a) of the Code or subject to the Employee Retirement Income Security Act of 1974, as amended.

     In the event of a stock split, stock dividend, recapitalization, merger, consolidation or other similar transaction which affects the character or amount of the outstanding Common Stock, the Committee will equitably adjust the purchase price of each Option and the number of shares of Common Stock subject to each such Option, and the number of shares of Common Stock for which Options may be granted under the Lorimar Replacement Plan will be appropriately adjusted.

Amendment and Termination

     No Option may be granted under the Lorimar Replacement Plan on or after March 11, 1990. The Company's Board may terminate or amend the Lorimar Replacement Plan at any time, provided, however, that the Company's Board must comply with all applicable laws, applicable stock exchange listing requirements, and any requirements for exemption (to the extent necessary) under Rule 16b-3 under the Exchange Act. Termination or amendment of the Lorimar Replacement Plan or any outstanding Options may not adversely affect the rights of any holder without his or her consent.

Federal Income Tax Consequences

     The following discussion of Federal income tax consequences of participation in the Lorimar Replacement Plan is only a summary, does not purport to be complete, and does not cover, among other things, state and local tax consequences. In addition, differences in holders' financial situations may cause Federal, state and local consequences of participation in the Lorimar Replacement Plan to vary. Therefore, each holder under the Lorimar Replacement Plan is urged to consult his or her own accountant, legal counsel or other financial advisor regarding the tax consequences of participation in the Lorimar Replacement Plan. This discussion is based on the Code and Treasury Regulations as currently in effect.

     If Options are granted to non-employees in accordance with the terms of the Lorimar Replacement Plan, no income will be recognized by the non-employee at the time of the grant.

     On exercise of an Option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the Option exercise price will generally be taxable to the non-employee as ordinary income, and will be deductible for tax purposes by the Company or its subsidiaries, as the case may be. The disposition of shares acquired upon exercise of an Option will ordinarily result in long-term or short-term (depending on the applicable holding period) capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the non-employee's tax basis in the shares (determined as described below).

     If payment of the Option exercise price is made entirely in cash, the tax basis of the shares of Common Stock will be equal to their fair market value on the date of exercise, but not less than the Option exercise price, and their holding period will begin on the day after the tax basis of the shares is so determined. If an Option is exercised through the use of Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares of Common Stock and thus no gain or loss will be recognized with respect to such shares upon such exercise. The holder's tax basis and holding period of the previously owned shares of Common Stock will be carried over to the equivalent number of shares of Common Stock received upon exercise. The tax basis of the additional shares of Common Stock received upon exercise will be the fair market value of the shares of Common Stock on the date of exercise, but not less than the amount of cash used in payment, and the holding period for such additional shares of Common Stock will begin on the day the tax basis of the shares of Common Stock is so determined.

     If the exercisability of an Option is accelerated as a result of a change in control (as defined in Section 280G of the Code), all or a portion of the value of the Option at that time may be a "parachute payment" for purposes of determining whether a 20 percent excise tax is payable by the holder as a result of the receipt of an excess parachute payment pursuant to Section 4999 of the Code. (See "Acceleration of

Options".) The amount of any such excess parachute payment will not be deductible by the Company or any of its subsidiaries, as the case may be, under Section 280G of the Code.

Resale of Common Stock

     Shares of Common Stock purchased upon exercise of Options granted under the Lorimar Replacement Plan may be freely sold, subject to the requirement that any such sales by "affiliates" of the Company, as defined by the Securities Act, and donees of such affiliates, must be made either pursuant to a separate prospectus prepared in accordance with the requirements of the Securities Act or pursuant to Rule 144 under the Securities Act, unless otherwise exempt from the registration requirements of the Securities Act. A holder who is not an executive officer, director or 10% or more stockholder of the Company generally would not be deemed to be an "affiliate" of the Company.

                                 EXPERTS

     The consolidated financial statements and schedules of the Company and Time Warner Entertainment Company, L.P. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Forms 10-K/A dated March 27, 1997 and June 26, 1997 (as amended, the "1996 Form 10-K") and the combined financial statements of the Time Warner Service Partnerships incorporated by reference therein, have been audited by Ernst & Young LLP, Independent Auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Cablevision Industries Corporation at December 31, 1995, and for the year then ended, incorporated by reference in this Prospectus to the Company's Current Report on Form 8-K dated March 21, 1997, have been audited by Ernst & Young LLP, Independent Auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Cablevision Industries Corporation as of December 31, 1994, and for each of the two years in the period ended December 31, 1994, incorporated by reference in this Prospectus to the Company's Current Report on Form 8-K dated March 21, 1997, have been audited by Arthur Andersen LLP, Independent Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Paragon Communications as of December 31, 1994 and 1993, and for each of the three years in the period in this Prospectus ended December 31, 1994, incorporated by reference in this Prospectus to the 1996 Form 10-K, and the consolidated financial statements of TBS as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus from the Company's Current Report on Form 8-K dated March 21, 1997, have been audited by Price Waterhouse LLP, Independent Accountants, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                              LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Thomas W. McEnerney, Vice President and
Associate General Counsel of the Company. Mr. McEnerney beneficially owns less than .1% of the Common Stock outstanding.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 1-12259) pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

   1. Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Forms 10-K/A dated March 27, 1997 and June 26, 1997;

   2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

   3. Current Reports on Form 8-K dated March 21, 1997, October 15, 1997 and October 27, 1997;

   4. The description of the Common Stock contained in Item 4 of its Registration Statement on Form 8-B filed with the Commission on October 2, 1996 pursuant to Section 12(b) of the Exchange Act; and

   5. Information with respect to the Lorimar Replacement Plan contained in any future supplement or appendix to this prospectus.

     All documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement, of which this Prospectus forms a part, which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   PART II

Information Not Required In The Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities covered hereby, all payable by the Registrant, are estimated to be as follows:

     SEC Registration Fee. . . . . . . . . . . . . . .    $ 1,277.85
     Blue sky fees and expenses. . . . . . . . . . . .        300.00
     Accounting fees and expenses . . . .. . . . . . .      1,000.00
     Printing and engraving . . . . . . . .  . . . . .         20.00
     Miscellaneous . . . . . . . . . . . . . . . . . .        500.00
            TOTAL. . . . . . . . . . . . . . . . . . .     $3,097.85

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the
"DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation --a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article VI of the Registrant's By-Laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of the Registrant or was serving at the request of the Registrant as a director, officer or employee of any other enterprise.

     Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Restated Certificate of Incorporation of the Registrant eliminates the liability of directors to the extent permitted by Section 102(b)(7).

     The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1, Article X of such Restated Certificate of
Incorporation, as applicable.

     The Registrant's Directors' and Officers' Liability and
Reimbursement Insurance Policy is designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.

Item 16.  Exhibits.

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration
Statement.

Item 17.  Undertakings.

(a)     The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

             (i)  To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (a)(1)(i) and
           (a)(1)(ii) do not apply if the Registration
           Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City and State of New York, on November 6, 1997.

                                     TIME WARNER  INC.


                                     By: /s/ John A. LaBarca
                                   Name:     John A. LaBarca
                                  Title:     Senior Vice President and
                                             Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on November 6, 1997 in the capacities indicated.


         Signature                              Title

(i) Principal Executive Officer:

             *                            Director, Chairman of the
     (Gerald M. Levin)                     Board and Chief Executive
                                           Officer

(ii) Principal Financial Officer:

             *                            Senior Vice President and Chief
    (Richard J. Bressler)                  Financial Officer

(iii) Principal Accounting Officer:

 /s/  John A. LaBarca                     Senior Vice President and
     (John A. LaBarca)                     Controller

(iv) Directors:

             *
        (Merv Adelson)

       (J. Carter Bacot)

     (Stephen F. Bollenbach)

             *
   (Beverly Sills Greenough)

      (Gerald Greenwald)

             *
      (Carla A. Hills)

             *
       (Reuben Mark)

             *
    (Michael A. Miles)

             *
   (Richard D. Parsons)

             *
   (Donald S. Perkins)

             *
   (Raymond S. Troubh)

             *
     (R. E. Turner)

             *
  (Francis T. Vincent, Jr.)

Constituting a majority of the Board of Directors

*By  /s/ Peter R. Haje
       (Peter R. Haje)
       (Attorney-in-Fact)

*Pursuant to Powers of Attorney
  dated as of October 10, 1996

                              EXHIBIT INDEX


Exhibit                 Description                         Page
Number

4.1       Amended and Restated Agreement and Plan
          of Merger (the "Merger Agreement"),
          dated as of September 22, 1995, among
          Time Warner Companies, Inc. ("Time
          Warner Companies"), the Registrant,
          Time Warner Acquisition Corp., TW
          Acquisition Corp. and Turner
          Broadcasting System, Inc.
          (incorporated herein by reference to
          Appendix A-1(a) to the Joint Proxy
          Statement/Prospectus included as part
          of the Registrant's Registration
          Statement on Form S-4 (Registration No.
          333-11471) (the "S-4 Registration
          Statement")).                                          *

4.2       Amendment No. 1 dated as of August 8,
          1996 to the Merger Agreement
          (incorporated herein by reference to
          Appendix A-1(b) to the Joint Proxy
          Statement/Prospectus included as part
          of the S-4 Registration Statement).                    *

4.3       Restated Certificate of Incorporation
          of the Registrant (incorporated herein
          by reference to Exhibit 4.3 to  the
          Registrant's Post-Effective Amendment
          No. 1 on Form S-8 to the S-4
          Registration Statement (the "S-8
          Registration Statement")).                             *

4.4       Certificate of Amendment of Restated
          Certificate ofIncorporation of the Registrant
          (incorporated herein by reference to Exhibit 4.4
          to the  S-8 Registration Statement).                   *

4.5       Certificate of  Amendment of Restated
          Certificate of Incorporation of the
          Registrant (incorporated herein by
          reference to Exhibit 3(i)(c) to the
          Registrant's Quarterly Report on Form
          10-Q for the quarter ended June 30,
          1997 (the "June 1997 Form 10-Q")).                     *

4.6       Certificate of Increase of the Number
          of Shares of Series Common Stock of the
          Registrant Designated as Series LMCN-V

          Common Stock as filed with the Secretary of State of the State of Delaware on August 13, 1997.

4.7       Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series LMC Common Stock of the
          Registrant (incorporated herein by
          reference to Exhibit 4.5 to the S-8
          Registration Statement).                               *

4.8       Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series LMCN-V Common Stock of the
          Registrant (incorporated herein by
          reference to Exhibit 4.6 to the S-8
          Registration Statement).                               *

4.9       Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series A Participating Cumulative
          Preferred Stock of the Registrant
          (incorporated herein by reference to
          Exhibit 4.7 to the S-8 Registration
          Statement).                                            *

4.10      Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series D Convertible Preferred Stock of
          the Registrant (incorporated herein by
          reference to Exhibit 4.8 to the S-8
          Registration Statement).                               *

4.11      Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of

          Series E Convertible Preferred Stock of
          the Registrant (incorporated herein by
          reference to Exhibit 4.9 to the S-8
          Registration Statement).                               *

4.12      Certificate of Correction of the
          Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series E Convertible Preferred Stock of
          the Registrant (incorporated herein by
          reference to Exhibit 3(i)(h) to the
          Registrant's Annual Report on Form 10-K
          for the year ended December 31, 1996
          (the "1996 Form 10-K").                                *

4.13      Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series F Convertible Preferred Stock of
          the Registrant (incorporated herein by
          reference to Exhibit 4.10 to the S-8
          Registration Statement).                               *

4.14      Certificate of Correction of Certificate of
          the Voting Powers, Designations, Preferences
          and Relative, Participating, Optional or other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series F Convertible Preferred Stock of
          the Registrant (incorporated herein by
          reference to Exhibit  3(i)(j) to the
          1996 Form 10-K).                                       *

4.15      Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series G Convertible Preferred Stock of
          the Registrant (incorporated herein by
          reference to Exhibit 4.11 to the S-8
          Registration Statement).                               *

4.16      Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series H Convertible Preferred Stock of
          the Registrant (incorporated herein by
          reference to Exhibit 4.12 to the S-8
          Registration Statement).                               *

4.17      Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series I Convertible Preferred Stock of
          the Registrant (incorporated herein by
          reference to Exhibit 4.13 to the S-8
          Registration Statement).                               *

4.18      Certificate of the Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          Series J Convertible Preferred Stock of
          the Registrant (incorporated herein by
          reference to Exhibit 4.14 to the S-8
          Registration Statement).                               *

4.19      Certificate of Voting Powers,
          Designations, Preferences and Relative,
          Participating, Optional or Other
          Special Rights, and Qualifications,
          Limitations or Restrictions Thereof, of
          10 1/4% Series M Exchangeable Preferred
          Stock of the Registrant (incorporated
          herein by reference to Exhibit 4.15 to
          the S-8 Registration Statement).                       *

4.20      By-laws of the Registrant (incorporated
          herein by reference to Exhibit 3(ii) to
          the June 1997 Form 10-Q).                              *

4.21      Rights Agreement dated as of October
          10, 1996, between the Registrant and
          ChaseMellon Shareholder Services
          L.L.C., as Rights Agent (incorporated
          herein by reference to Exhibit 4.17 to
          the S-8 Registration Statement).                       *

5.        Opinion of Thomas W. McEnerney, Esq.
          regarding the legality of the
          securities being registered.

23.1      Consent of Ernst & Young LLP,
          Independent Auditors.

23.2      Consent of Price Warehouse LLP,
          Independent Accountants, with respect
          to Paragon Communications.

23.3      Consent of Price Warehouse LLP,
          Independent Accountants, with respect
          to Turner Broadcasting System, Inc.

23.4      Consent of Arthur Andersen LLP,
          Independent Public Accountants.

23.5      Consent of Thomas W. McEnerney, Esq.
          (included in Exhibit 5).                               *

24        Powers of Attorney dated as of October
          10, 1996 (incorporated herein by
          reference to Exhibit 24 to the S-8
          Registration Statement).                               *




*Incorporated by Reference